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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest reported event): FEBRUARY 18, 2005


                             BTU INTERNATIONAL, INC.
             (Exact name of registrant as specified in its chapter)


         DELAWARE                                                04-2781248
(State or other jurisdiction               0-17297              (IRS Employer
     of incorporation)           (Commission File Number)    Identification No.)

23 ESQUIRE ROAD, N. BILLERICA, MASSACHUSETTS                       01862
  (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (978) 667-4111


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

EMPLOYMENT AGREEMENT

BTU International, Inc. (the "Company") and Paul J. van der Wansem entered into an Employment Agreement (the "Agreement"), dated February 18, 2005. Mr. van der Wansem is the Chairman of the Board of Directors and the Chief Executive Officer of the Company. The Agreement was approved by the Company's Compensation Committee on February 18, 2005 and was effective as of October 1, 2004.

The following is a brief description of the material terms and conditions of the
Agreement:

     o Subject to earlier termination provisions, the term of employment is indefinite, and is effective as of October 1, 2004.

     o Mr. van der Wansem receives a salary at the annual rate of $276,000, payable in regular payroll practices of the Company. He is also generally entitled to participate in any and all benefit plans from time to time in effect for Company executives.

     o The amount of bonus compensation for which Mr. van der Wansem is eligible in each fiscal year ranges from 0 to 70% calculated on the basis of $350,000 of annual income and will be 35% of that amount if the Board determines that the Company has achieved all of its performance targets.

     o If Mr. van der Wansem's employment is terminated in the event of death or disability or if he terminates his employment with the Company for other than Good Reason, then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) if he has worked at least 90 days during the fiscal year, a pro-rated portion of the current year's bonus, and (v) business expenses incurred but not yet paid.

     o If Mr. van der Wansem is terminated by the Company for Cause (as such term is defined in the Agreement), then the Company will pay to him:
          (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid and (iv) business expenses incurred but not yet paid.

     o If Mr. van der Wansem is terminated by the Company for reasons other than for Cause, or if he terminates his employment with the Company for Good Reason (as such term is defined in the Agreement), then the Company will pay to him: (i) base salary through the termination date,
          (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) business expenses incurred but not yet paid, and (v) an amount equal to his base salary, at his then current rate of pay, for a period equal to twelve months.

     o If there occurs a change of control (as defined in the Agreement) and if Mr. van der Wansem's employment is terminated other than for Cause, the Company will pay him the amounts in the preceding bullet (except that the twelve months' base salary will be in a lump-sum payment), and the Company will accelerate the exercisability of any options he holds and cancel any restrictions on any restricted stock that he holds.

     o Mr. van der Wansem has agreed to confidentiality provisions and to a one-year post-termination non-competition agreement. In addition, Mr. van der Wansem and the Company have agreed that the Company will cease making consulting payments to him

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          under his Retirement Agreement but that upon his termination of employment the Company will make a lump-sum payment to him equal to the payments foregone. If his employment terminates before the end of the consulting period, the consulting period will resume on that date. In all other respects, the Retirement Agreement remains in full force and effect.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 30, 2004, Paul van der Wansem was appointed as a principal officer of the Company. In connection with this appointment, a Form 8-K was filed on October 6, 2004. The information required by Item 5.02(c)(3) of Form 8-K was not determined as of the October 6, 2004 filing date. On February 18, 2005, the Company entered into an Employment Agreement with Mr. van der Wansem. A brief description of the material terms and conditions of the Employment Agreement are listed above under Item 1.01.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     BTU INTERNATIONAL, INC.
                                          (Registrant)

Date: March 2, 2005                  By: /s/ THOMAS P. KEALY
                                        ----------------------------------------
                                         Name: Thomas P. Kealy
                                         Title: Vice President, Corporate
                                         Controller and Chief Accounting Officer